                                                                    EXHIBIT 99.3

                           SUPPLEMENTAL CONSOLIDATED
                           FINANCIAL STATEMENTS FOR
                            THE THREE MONTHS ENDED
                       MARCH 31, 1996 and MARCH 31, 1997
                                  (UNAUDITED)
                         -----------------------------


                                     INDEX
                                     -----

                                                                        Page No.
                                                                        --------

           Financial Statements (Unaudited)

            Supplemental Balance Sheets - December 31, 1996 and
             March 31, 1997.................................................   2

            Supplemental Statements of Income - Three months ended
             March 31, 1996, three months ended March 31, 1997..............   4

            Supplemental Statements of Cash Flows - Three months ended
             March 31, 1996, three months ended March 31, 1997..............   5

            Notes to Unaudited Supplemental Financial Statements -
             March 31, 1997.................................................   6

Sylvan Learning Systems, Inc. and Subsidiaries
Supplemental Consolidated Balance Sheets
($ in thousands)

                                                                              December 31,            March 31,
                                                                                  1996                   1997
                                                                          -------------------    -------------------
                                                                          (Restated - Note A)    (Restated - Note A)
                                                                                                     (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                                                     $  11,198                $  12,789
  Available-for-sale securities                                                    16,449                   10,730

  Receivables:
    Accounts receivable                                                            36,431                   38,023
    Costs and estimated earnings in excess of billings
      on uncompleted contracts                                                      3,565                    3,228
    Notes receivable                                                                3,007                    4,427
                                                                                ---------                ---------
                                                                                   43,003                   45,678
    Allowance for doubtful accounts                                                (1,379)                  (1,339)
                                                                                ---------                ---------
                                                                                   41,624                   44,339

  Inventory                                                                         4,470                    4,441
  Deferred income taxes                                                               620                      620
  Prepaid expenses                                                                  3,125                    4,003
                                                                                ---------                ---------
Total current assets                                                               77,486                   76,922

Notes receivable, less current portion                                                563                    1,110
Costs and estimated earnings in excess of billings
  on uncompleted contracts, less current portion                                      549                      334

Property and equipment:
  Furniture and equipment                                                          37,952                   41,131
  Leasehold improvements                                                            5,544                    4,874
                                                                                ---------                ---------
                                                                                   43,496                   46,005
  Accumulated depreciation                                                        (15,578)                 (17,438)
                                                                                ---------                ---------
                                                                                   27,918                   28,567

 Intangible assets:
  Goodwill                                                                        103,986                  104,005
  Contract rights                                                                  13,882                   13,972
  Other                                                                             2,570                    2,570
                                                                                ---------                ---------
                                                                                  120,438                  120,547
   Accumulated amortization                                                       (10,736)                 (12,046)
                                                                                ---------                ---------
                                                                                  109,702                  108,501

Deferred contract costs, net of accumulated
  amortization of $2,067 as of December 31, 1996
  and $2,945 as of March 31, 1997                                                  13,230                   12,447

Investments in affiliates                                                           3,896                    4,747
Other investments                                                                  24,220                   24,862
Other assets                                                                        2,026                    2,890
                                                                                =========                =========
Total assets                                                                    $ 259,590                $ 260,380
                                                                                =========                =========

Sylvan Learning Systems, Inc. and Subsidiaries
Supplemental Consolidated Balance Sheets
($ in thousands)

                                                                                        December 31,            March 31,
                                                                                            1996                   1997
                                                                                  ---------------------    ---------------------
                                                                                   (Restated - Note A)      (Restated - Note A)
                                                                                                                (Unaudited)
Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued expenses                                                      $  28,576              $  21,779
  Bank lines of credit                                                                           1,000                      -
  Current portion of long-term debt                                                              3,182                  3,056
  Billings in excess of costs and estimated earnings
    on uncompleted contracts                                                                        65                    989
  Due to former shareholders of Wall Street Institute                                            4,921                    250
  Deferred revenue                                                                               9,543                 10,109
  Other current liabilities                                                                        596                    511
                                                                                             ---------              ---------
Total current liabilities                                                                       47,883                 36,694

Long-term debt, less current portion                                                             2,170                  9,542
Deferred income taxes                                                                            2,338                  2,338
Due to former shareholders of Drake                                                              8,143                  8,143
Due to former shareholders of Wall Street Institute                                             15,150                      -
Due to shareholders                                                                              3,233                  1,441
Other long-term liabilities                                                                        350                    342

Commitments and contingent liabilities

Stockholders' equity:
 Preferred stock, par value $.01 per share--authorized
   10,000,000 shares, no shares issued and
   outstanding as of December 31, 1996 and 1995
  Common stock, par value $.01 per share--authorized
   40,000,000 shares, issued and outstanding shares of
   23,980,215 as of December 31, 1996 and 24,993,707
   as of March 31, 1997                                                                            240                    250
  Additional paid-in capital                                                                   168,547                187,551
  Unrealized losses on available-for-sale securities                                               (11)                   (11)
  Foreign currency translation adjustments                                                          (4)                  (358)
  Retained earnings                                                                             11,551                 14,448
                                                                                             ---------              ---------
Total stockholders' equity                                                                     180,323                201,880
                                                                                             ---------              ---------


Total liabilities and stockholders' equity                                                   $ 259,590              $ 260,380
                                                                                             =========              =========


See accompanying notes.

Sylvan Learning Systems, Inc. and Subsidiaries
Supplemental Consolidated Statements of Income (Unaudited)
($ in thousands, except per share amounts)



                                                        Three months ended March 31,
                                                     ----------------------------------
                                                         1996                 1997
                                                     -------------        -------------
                                                  (Restated - Note A)  (Restated - Note A)
Revenues                                                 $ 41,506             $ 51,944

Cost and expenses
Direct costs                                               36,423               43,630
General and administrative expense                          2,069                2,961
                                                     -------------           ----------
Total expenses                                             38,492               46,591
                                                     -------------           ----------

Operating income                                            3,014                5,353

Other income (expense)
Investment and other income                                   406                  689
Interest expense                                             (264)                (209)
Equity in net income of unconsolidated
   subsidiaries                                                92                 (128)
                                                     -------------           ----------
Income before income taxes                                  3,248                5,705

Income taxes                                               (1,469)              (2,258)
                                                     -------------           ----------
Net income                                               $  1,779             $  3,447
                                                     =============           ==========

Earnings per common and common equivalent share          $   0.07             $   0.12
                                                     =============           ==========

See accompanying notes.

Sylvan Learning Systems, Inc. and Subsidiaries
Supplemental Consolidated Statements of Cash Flows (Unaudited)
($ in thousands)


                                                                                                 Three months ended March 31,
                                                                                          ------------------------------------------
                                                                                                1996                    1997
                                                                                          -------------------    -------------------
                                                                                          (Restated - Note A)    (Restated - Note A)

Operating activities
Net income                                                                                           $  2,516              $  3,447
    Adjustments to reconcile net income to net cash provided by
       (used in) operating activities:
           Depreciation                                                                                 1,287                 1,860
           Amortization                                                                                 1,776                 2,106
           Provision for doubtful accounts                                                                 36                    40
           Equity in net income of unconsolidated subsidiaries                                            (92)                  128
           Changes in operating assets and liabilities:
             Accounts and notes receivable                                                             (7,681)               (3,522)
             Cost and estimated earnings in excess of billings
               on uncompleted contracts                                                                   654                   953
             Inventory                                                                                   (195)                   29
             Prepaid expenses                                                                            (168)                  813
             Other assets                                                                                 (78)                 (902)
             Accounts payable and accrued expenses                                                     (1,241)               (5,675)
             Billings in excess of costs and estimated earnings
               on uncompleted contracts                                                                   655                   553
             Other current liabilities                                                                    (41)                  (87)
             Deferred revenue and other long-term liabilities                                             807                   618
                                                                                                     --------              --------

Net cash provided by (used in) operating activities                                                    (1,765)                  361
                                                                                                     --------              --------

Investing activities
Change in advances to unconsolidated subsidiaries                                                          35                  (880)
Purchase of available-for-sale securities                                                              (4,826)               (4,827)
Proceeds from sale of available-for-sale securities                                                    12,833                11,045
Investment in and advances to affiliates                                                                 (217)                    -
Increase in other investments                                                                               -                (1,242)
Proceeds from sale of equipment                                                                            11                    43
Purchase of property and equipment                                                                     (1,568)               (2,533)
Expenditures for deferred contract costs and other assets                                                  (7)                  (11)
                                                                                                     --------              --------

Net cash provided by investing activities                                                               6,261                 1,595
                                                                                                     --------              --------

Financing activities
Payments to stockholders                                                                                    -                (4,671)
Proceeds from exercise of options and warrants                                                          1,022                   922
Proceeds from issuance of common stock                                                                    533                     -
Proceeds from issuance of long-term debt                                                                  119                    56
Payments on long-term debt and capital lease obligations                                                 (896)               (2,932)
Proceeds from bank lines of credit                                                                        216                 7,164
Payments on bank lines of credit                                                                       (4,100)                 (550)
                                                                                                     --------              --------

Net cash used in financing activities                                                                  (3,106)                  (10)
                                                                                                     --------              --------

Effects of exchange rate changes on cash                                                                  (21)                 (354)
                                                                                                     --------              --------

Net increase in cash and cash equivalents                                                               1,369                 1,592
Cash and cash equivalents at beginning of period                                                        2,903                11,198
                                                                                                     --------              --------

Cash and cash equivalents at end of period                                                           $  4,272              $ 12,789
                                                                                                     ========              ========

See accompanying notes.

                 SYLVAN LEARNING SYSTEMS, INC. AND SUBSIDIARIES


Notes to Unaudited Supplemental Consolidated Financial Statements
($ in thousands, except per share amounts)

March 31, 1997

Note A - Basis of Presentation
         ---------------------

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. For further information, refer to the financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1996.

As discussed in Note D, on May 30, 1997, the Company consummated its acquisition by merger of all of the outstanding stock of I-R, Inc. and Independent Child Study Teams, Inc. (collectively, "Educational Inroads"). The acquisition has been accounted for as a pooling-of-interests and accordingly, the Company's financial statements have been restated to include the results of Educational Inroads for all periods presented. As of the date of the issuance of these financial statements, the Company has not issued financial statements for a period including the merger date. Therefore, the accompanying consolidated financial statements are considered "supplemental." Upon the issuance of financial statements for a period that includes the date of the merger, the unaudited supplemental consolidated financial statements will become the historical unaudited consolidated financial statements of the Company.

Note B - Income Taxes
         ------------

The tax provisions for the three month periods ended March 31, 1997 and 1996 are based on the estimated effective tax rates applicable for the full years. The Company's income tax provision of $2,258 for the three month period ended March 31, 1997 consists of federal, state, and foreign income taxes.

Note C - Earnings Per Share
         ------------------

Earnings per common and common equivalent share is computed using the weighted average number of common and common equivalent shares outstanding during each period presented. The weighted average number of shares used for the three months ended March 31, 1997 and 1996 was 27,207,356 and 24,901,533, respectively. The difference between the number of shares used to determine earnings per common and common equivalent share and earnings per common share assuming full dilution is immaterial. Common stock equivalents consist of stock options and warrants (using the treasury stock method).

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact is expected to result in an increase in primary earnings per share for the quarters ended March 31, 1997 and 1996 of $0.01 and $0.01 per share, respectively. The impact of Statement 128 on the calculation of fully diluted earnings per share for these quarters is not expected to be material.

Note D - Acquisition
         -----------

On May 30, 1997, the Company acquired by merger all of the outstanding stock of I-R, Inc. and Independent Child Study Teams, Inc. (collectively, "Educational Inroads") in exchange for 1,414,000 shares of common stock. I-R, Inc. and Independent Child Study Teams, Inc. were commonly owned by two shareholders.
The acquisition was accounted for as a pooling-of-interests and accordingly, the Company's consolidated financial statements for periods prior to the merger have been restated to include the combined results of operations, financial position and cash flows of Educational Inroads (see Note A).

Educational Inroads provides remedial and special education services to public and non-public school systems, with current contracts in New Jersey, Maryland, Louisiana, Washington, D.C. and other school districts.

Combined and separate results of operations of Sylvan and Educational Inroads during the periods presented are as follows:

                             Previously                Independent
                             Reported by               Child Study
                             the Company   I-R, Inc.   Teams, Inc.     Combined
                           -----------------------------------------------------
Three months ended
March 31, 1997

Revenues                     $     44,850  $   2,749   $      4,345    $  51,944
Net income                   $      3,697  $    (125)  $       (125)   $   3,447
Net income per share         $       0.14                              $    0.12

Three months ended
March 31, 1996

Revenues                     $     34,557  $   2,771   $      4,178    $  41,506
Net income                   $      1,779  $       -   $          -    $   1,779
Net income per share         $       0.07                              $    0.07


The results of operations of Educational Inroads for each of the periods presented includes significant officers' salaries for the two owners. In connection with the merger, these two individuals have contracted for annual compensation totaling $187,500, and it is expected that the aggregate duties and responsibilities of these two individuals will not be diminished to the extent that other costs will be incurred. In addition, both Sylvan and Educational Inroads incurred legal and transaction costs which are non-recurring in nature. The following supplemental pro forma information for the three months ended March 31, 1997 is presented solely as a result of the changed circumstances that will exist following the consummation of the merger, and is necessary to realistically assess the impact of the combination.

Combined net income for the three months ended March 31, 1997         $3,447

Contractual reduction to be made in compensation                         550
Legal and transactions costs                                             400
Related income taxes (at 40%)                                           (380)
                                                                    ----------
                                                                         570
                                                                    ----------

Pro forma net income after contractual reduction in compensation
  and elimination of merger costs                                     $4,017
                                                                    ==========
Pro forma net income per share                                         $0.14
                                                                    ==========

Note E - Reclassifications
         -----------------

Certain amounts in the 1996 financial statements have been reclassified to conform with the 1997 presentation.

Note F - Subsequent Event
         ----------------

In March 1997, the Company and National Education Corporation "NEC"), executed a definitive agreement pursuant to which Sylvan was to acquire NEC. In May 1997, NEC accepted the offer of Harcourt General, Inc. to acquire all of the stock of NEC, resulting in the termination of its agreement with the Company and the payment by NEC to the Company of the $30 million termination fee required by that agreement. In connection with the failed acquisition, the Company incurred approximately $1.5 million of direct expenses. In addition, as a result of certain strategic actions taken by the Company in anticipation of the merger with NEC, certain assets of the Sylvan Prometric Division have been impaired, and an impairment loss of approximately $4 million is expected to be recorded in the second quarter of 1997. Therefore, the net effect of the termination of the NEC merger on the results of operations of the Company in the second quarter is expected to be $24.5 million.

Due to the availability of sufficient capital resources, stemming in part from the receipt of the NEC termination fee, the Company made in June 1997 non-recurring expenditures totaling $22 million. These expenditures consisted of $10 million in promotional expenditures for the Sylvan Prometric Division, a $5 million advertising contribution to the Sylvan National Advertising Committee, Inc., and a $7 million contribution to a newly-formed Sylvan Foundation, which is expected to qualify as a 501(c)(3) not-for-profit foundation.

Note G - Bank Loan
         ---------

The Company has borrowed $7.2 million during the first quarter of 1997 under its revolving credit line which is described in Note 8 to the 1996 audited supplemental financial statements.

Note H - Stockholders' Equity
         --------------------

The components of stockholders' equity are as follows ($ in thousands):

                                                                             Foreign
                                                  Additional  Unrealized     Currency                   Total
                                          Common   Paid-In       Gain      Translation   Retained   Stockholders'
                                          Stock    Capital      (Loss)     Adjustments   Earnings       Equity
                                          -----    -------      ------     -----------   --------       ------
Balance at December 31, 1996              $  240  $  168,547    $    (11)  $       (4)   $ 11,551    $    180,323

Options and warrants exercised for
purchase price of 298,608 shares of
common stock, including income tax
benefit of $2,942                              3       3,861                                                3,864

Issuance of 714,884 shares of common
stock in connection with the
acquisition of  WSI                            7      15,143                                               15,150

Distributions to shareholders of pooled
entities                                                                                     (550)           (550)

Foreign currency translation adjustment                                           (354)                      (354)

Net income for the three months ended
March 31, 1997                                                                              3,447           3,447
                                        --------- -----------  ----------- ------------- ----------  ------------
Balance at March 31, 1997                 $  250  $  187,551    $    (11)  $      (358)  $ 14,448    $   $201,880
                                        ========= ===========  =========== ============= ==========  ============

Note I - Contingencies
         -------------

On November 18, 1996, ACT, Inc. filed suit against the Company alleging that the Company violated federal antitrust laws and committed various state law torts in connection with the operations of its computer-based testing operations and in obtaining a testing services contract from the NASD. The Company believes the grounds of the lawsuit are without merit and intends to defend the lawsuit vigorously. Management is unable to predict the ultimate outcome of the lawsuit, but believes that the ultimate resolution of the matter will not have a material effect on consolidated financial position.